Exhibit 4.3

MARATHON OIL CORPORATION

5.700% Senior Notes due 2034

A series of Securities are hereby established pursuant to Section 3.01 of the Indenture dated as of February 26, 2002 between Marathon Oil Corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor in interest to JPMorgan Chase Bank (the “Trustee”), relating to senior debt securities of the Company (the “Indenture”) as follows:

Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Indenture.

The title of such series of Securities shall be the “5.700% Senior Notes due 2034” (the “Notes”). The Notes will be offered pursuant to the Indenture. The price to the public at which the Notes shall be issued is 99.969%.

The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture shall be $600,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture, and except for any Notes which, pursuant to Section 3.03 of the Indenture, shall be deemed never to have been authenticated and delivered thereunder).

The Company may, without the consent of the Holders, increase such principal amount of the Notes in the future by issuing additional Notes, on the same terms and conditions (except for the issue date, public offering price and, in some cases, first interest payment date) and with the same CUSIP number, as the Notes. If any such additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP.

The date on which the principal of the Notes is due and payable, unless accelerated pursuant to the Indenture, is April 1, 2034.

The Notes shall bear interest at the rate of 5.700% per annum. Interest on the Notes shall accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from March 28, 2024. Interest shall be payable semiannually on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing October 1, 2024, to each Person in whose name the Notes (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except that interest payable at Maturity shall be paid to the same Persons to whom principal of the Notes is payable. The Regular Record Dates for interest payable on the Notes shall be March 15 or September 15 (as the case may be), whether or not a Business Day, immediately preceding an Interest Payment Date. Interest on the Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Notes shall be issued in fully registered form only in denominations of $1,000 and any integral multiple thereof. Subject to any prior conditions stated in the Indenture, the Notes shall be issued in definitive form.

The place or places where (a) the principal of, premium (if any) and interest on the Notes shall be payable, (b) the Notes may be surrendered for registration of transfer or for exchange and (c) notices may be given to the Company in respect of the Notes, is the Corporate Trust Office of the Trustee in New York, New York, or such other offices or agencies maintained for such purposes as the Company may designate from time to time and in accordance with the Indenture; provided that payment of interest, other than at Maturity, may be made, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as such account shall appear in the Security Register.

Prior to the Par Call Date, the Company may redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued thereon to, but not including, the Redemption Date, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Par Call Date” means January 1, 2034 (the date that is three months prior to the maturity date of the Notes).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

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If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of the redemption will be sent at least 10 but not more than 60 days prior to the Redemption Date to each Holder of record of the Notes to be redeemed at its registered address. The notice of redemption for the Notes will state, among other things, the series and amount of Notes to be redeemed, the Redemption Date, the Redemption Price (or method of calculation of such Redemption Price if such Redemption Price is not then determinable) and the place or places that payment will be made upon presentation and surrender of such Notes to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. If fewer than all of the Notes are to be redeemed at any time, then, not more than 60 days prior to the Redemption Date, the particular Notes or portions thereof for redemption from the Outstanding Notes not previously called will be selected in accordance with the procedures of The Depository Trust Company (“DTC”).

The calculation or determination of the Redemption Price shall be made by the Company or on the Company’s behalf by such person as the Company shall designate. For the avoidance of doubt, the calculation or determination of the Redemption Price shall not be the obligation or responsibility of the Trustee or Paying Agent.

The Notes are not subject to any sinking fund or analogous provisions. The Notes will not be redeemable at the option of the Holder thereof prior to Maturity.

The Company will not pay additional amounts on any of the Notes to Holders in respect of any tax, assessment or governmental charge withheld or deducted.

The Notes may be purchased only in currency of the United States and payment of principal of, premium, (if any), and interest on the Notes will only be made in currency of the United States.

The Events of Default and covenants specified in the Indenture will apply to the Notes without additions or changes.

One hundred percent (100%) of the principal amount of the Notes will be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture.

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The defeasance and covenant defeasance provisions of Article XIII of the Indenture will apply to the Notes.

The satisfaction and discharge provisions of Section 4.01 of the Indenture will apply to the Notes, except that for purposes of the Notes the first paragraph of Section 4.01 of the Indenture shall be amended in its entirety as follows:

“This Indenture shall upon Company Request cease to be of further effect with respect to any (or all) series of Securities (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when:

(1) either

(A) all such Securities theretofore authenticated and delivered (other than

(i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and

(ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(B) all such Securities not theretofore delivered to the Trustee for cancellation

(i) have become due and payable, or

(ii) will become due and payable at their Stated Maturity within one year, or

(iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, (a) money in an amount (in U.S. dollars), (b) U.S. Government Obligations (as defined in Section 13.04 below), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount (in U.S. dollars), or (c) a combination thereof, in each case sufficient (in the case of clauses (b) or (c)) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

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(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.”

Section 4.02 of the Indenture shall be amended in its entirety as follows:

“Subject to the provisions of the last paragraph of Section 10.03, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.”

For purposes of the Notes, the last paragraph of Section 10.05 of the Indenture shall be amended in its entirety as follows:

“Notwithstanding the foregoing restriction contained in this Section 10.05, the Company may and may permit its Subsidiaries to incur liens or grant Mortgages on property covered by the restriction above so long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leasebacks contained in Section 10.06, does not, at the time such lien or Mortgage is granted, exceed the greater of (i) fifteen percent (15%) of Consolidated Net Tangible Assets and (ii) $3,000,000,000 (three billion dollars).”

The Notes shall be issued in the form of one or more Global Securities (the “Global Notes”). The Depository for the Global Notes shall be DTC, and the Global Notes shall be registered in the name of Cede & Co., as a nominee of DTC, or such other name as may be requested by an authorized representative of DTC. Except as set forth in Sections 2.03 or 3.05 of the Indenture, such Global Notes may only be transferred, in whole and not in part, by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

The Trustee will initially act as the Security Registrar for the Notes and as the Paying Agent with respect to the Notes.

The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 hereto.

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EXHIBIT 1

[Form of Note]

MARATHON OIL CORPORATION

5.700% Senior Notes due 2034

No. [ ]	$[ ]

CUSIP No. [ ]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

MARATHON OIL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] Dollars ($[ ]) on April 1, 2034 and to pay interest thereon from March 28, 2024 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 in each year commencing October 1, 2024, at the rate of 5.700% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except that interest payable at Maturity shall be paid to the same Persons to whom principal of the Notes is payable. The Regular Record Dates for interest payable on the Notes shall be March 15 and September 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record

Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by electronic funds transfer to an account maintained by the Person entitled thereto as specified in the Security Register, provided that such Person shall have given the Trustee written instructions.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

MARATHON OIL CORPORATION

By:
Name:	Dane E. Whitehead
Title:	Executive Vice President and Chief Financial Officer

Attest:
Name:	James C. Sandoval
Title:	Vice President and Treasurer

[Signature Page to Form of Global Note]

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
As Trustee

By:
Authorized Signatory

Dated:

[Signature Page to Form of Global Note]

MARATHON OIL CORPORATION

5.700% SENIOR NOTES DUE 2034

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued under an Indenture, dated as of February 26, 2002 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as successor in interest to JPMorgan Chase Bank, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $600,000,000.

The Company may, without the consent of the Holders, increase such principal amount of the Securities of this series in the future by issuing additional Securities, on the same terms and conditions (except for the issue date, public offering price and, in some cases, first interest payment date) and with the same CUSIP number, as the Securities of this series. If any such additional Securities are not fungible with the Securities of this series for U.S. federal income tax purposes, such additional Securities will be issued with a different CUSIP.

Prior to the Par Call Date, the Company may redeem the Securities of this series at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Securities of such series matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued thereon to, but not including, the Redemption Date, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the Redemption Date.

On or after the Par Call Date, the Company may redeem the Securities of this series at the Company’s option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities of this series being redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Par Call Date” means January 1, 2034 (the date that is three months prior to the Stated Maturity of the Securities).

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

Notice of the redemption will be sent at least 10 but not more than 60 days prior to the Redemption Date to each Holder of record of the Securities of this series to be redeemed at its registered address. The notice of redemption for the Securities of this series will state, among other things, the series and amount of such Securities to be redeemed, the Redemption Date, the Redemption Price (or method of calculation of such Redemption Price if such Redemption Price is not then determinable) and the place or places that payment will be made upon presentation and surrender of such Securities of this series to be redeemed. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption. If fewer than all of the Securities of this series are to be redeemed at any time, then, not more than 60 days prior to the Redemption Date, the particular Securities or portions thereof for redemption from the outstanding Securities of this series not previously called will be selected in accordance with the procedures of DTC.

The calculation or determination of the Redemption Price shall be made by the Company or on the Company’s behalf by such person as the Company shall designate. For the avoidance of doubt, the calculation or determination of the Redemption Price shall not be the obligation or responsibility of the Trustee or Paying Agent.

Unless the Company defaults in payment of the Redemption Price, on or after the Redemption Date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided for in the Indenture. The Indenture contains provisions permitting the Company and the Trustee to modify the Indenture or any supplemental indenture without the consent of the Holders for one or more of the following purposes: (1) to evidence the succession of another corporation to the Company; (2) to add to the covenants of the Company; (3) to add additional events of default for the benefit of Holders of all or any series of Securities; (4) to add to or change provisions of the Indenture to allow the issuance of Securities in other forms; (5) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities thereunder, under certain conditions specified therein; (6) to secure the Securities pursuant to the requirements of Section 10.05 of the Indenture or otherwise; (7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture; (8) to evidence the appointment of a successor Trustee; and (9) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be defective or inconsistent with any other provision of the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture as shall not adversely affect the interests of the Holders in any material respect.

The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein described.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

FORM OF ASSIGNMENT

ABBREVIATIONS

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s),

assign(s) and transfer(s) unto

Please insert Social Security or

other identifying number of assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: ___________________________

Notice: This signature to the assignment must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.

SCHEDULE OF INCREASES OR DECREASES IN THE PRINCIPAL AMOUNT OF SECURITIES

The original principal amount of this Security is [ ] U.S. Dollars ($[ ]). The following increases or decreases in the principal amount of this Security have been made:

Date of increase or decrease	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary